AUA 2021

Exhibit 99.1

TLANDO™, Oral Testosterone Replacement Therapy without Dose Titration Requirement in Hypogonadal Men

Kongnara Papangkorn[1], Anthony DelConte[1,2], Kilyoung Kim[1], Benjamin Bruno[1], Mohit Khera[3], Nachiappan Chidambaram[1], Mahesh Patel[1]

[1]Lipocine Inc., Salt Lake City, UT; [2]Saint Joseph's University, Philadelphia, PA; [3]Baylor University, Houston TX

LIPOCINE®
ENHANCING HEALTH

Efficacy of Treatment with TLANDO

Oral Testosterone Undecanoate - 225 mg Twice Daily

❑Primary & Secondary Efficacy Endpoints

Criteria	Proportion of Subjects	
	Efficacy Target	TLANDO™
Primary Efficacy		
T Cavg within normal range (300 – 1080 ng/dL)	≥ 75%	80%
95% CI lower bound	≥ 65%	72%
Secondary Efficacy		
≤ 1.5 x ULN*	≥ 85%	82%
Between 1.8xULN and 2.5xULN*	≤ 5%	5%
> 2.5xULN*	0%	0%

* ULN is 1,080 ng/dL in the study (NCT03242590 (Dose validation study): 225mg BID, n=95)

❑Consistent intra & inter-day T restoration*


Intra-day T Conc. Distribution
T Conc. (ng/dL)
900
800
700
600
500
400
300
200
100
0
T Cavg0_12: 497 ng/dL
T Cavg12_24: 504 ng/dL
0
6
12
18
24
Time (hr)

Study NCT02081300: 225mg BID at wk3, n=192


Inter-day T Cavg Distribution
T Cavg (ng/dL)
600
500
400
300
200
100
0
Wk3
Wk7
Wk13

Study NCT02081300: subgroup with 225mg BID (n=82)

Bioequivalent Exposure in Low, Med, or High Fat Food*

Flexibility on Diet


Bioequivalent Exposure
With Food
Fasting
Low fat
Standard fat
High fat
Mean Serum T Conc. (ng/dL)
Time (hr)
1600
1400
1200
1000
800
600
400
200
0
0
2
4
6
8
10
12

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* LPCN 1021-14-001 Study (Food/fat Study): N=14 hypogonadal males for fasting, N=13 hypogonadal males for each fed condition

Effect of TLANDO on FSH and LH Levels*

Minimal Impact on FSH and LH

- Most of the subjects had appreciable levels of FSH and LH



99%
70%
FSH
LH

- Substantial % of subjects were maintained within normal range for FSH and LH at end of study



40%
41%
FSH
LH

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* Study NCT03242590 (N=95)

TLANDO Effect in Geriatric Subjects

Potential Benefits for Geriatric Population

- Hypogonadal males of age > 65 years in three Phase 3 studies
  - Study NCT02081300:
    - 10% of 210 subjects
  - Study NCT03242590:
    - 17% of 95 subjects
  - Study NCT03868059:
    - 13% of 138 subjects

- Mean Cavg and Cmax are Comparable between Hypogonadal males of >65 and ≤65 years old



NCT02081300
≤ 65 (n=175)
> 65 (n=17)
T Levels, ng/dL
1600
1400
1200
1000
800
600
400
200
0
507
469
1348
1078
Mean Cavg
Mean Cmax



NCT03242590
≤ 65 (n=79)
> 65 (n=16)
T Levels, ng/dL
1400
1200
1000
800
600
400
200
0
467
514
1155
1311
Mean Cavg
Mean Cmax

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* Efficacy endpoint is % of subjects within the normal range of T levels, which require ≥ 75% of subjects in the treatment.

Effect of TLANDO on Systolic Blood Pressure and Hematocrit

Low Impact on Cardiovascular System

- Study NCT03868059 (ABPM Study)



SBP Change from BL to EOS (mmHg)
Overall
n=118
SBP > 140 mmHg at BL
n=25
3.8
-3.0

- Change of Hematocrit from Baseline
  - Low incidence of Hematocrit > 54% observed in all the TLANDO clinical studies



% of Subjects with Hematocrit > 54%
3.8%
1.1%
4.3%
n=210
NCT02081300
n=95
NCT03242590
n=138
NCT03868059

✓ **1% of subjects had either new start or increase in anti-hypertensive medications during TLANDO Treatment**

LIPOCINE
ENHANCING HEALTH

AUA 2021

Summary & Conclusions

- Safety and efficacy of TLANDO™ (Oral Testosterone Undecanoate) was confirmed
- TLANDO™ is a novel oral TRT option without requiring dose titration
- Start of therapy with the effective dose without delay
- No additional dose adjustment visits
- Potential to improve compliance

LIPOCINE® ENHANCING HEALTH